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                                                                    Exhibit 10.2

                                AMENDMENT NO. 1
                      TO THE NON-EMPLOYEE DIRECTORS' PLAN
                       OF MICHAEL ANTHONY JEWELERS, INC.

         1. Section 2.4 of the Plan is hereby amended by adding the phrase ",to the extent practical," after the word "eligibility" in the phrase "whose members meet the requirements for eligibility to serve" near the end of the sentence.

         2. Section 4 of the Plan is hereby amended by deleting the first two sentences of the paragraph and adding the following three sentences at the beginning of the paragraph:

         "The Board may appoint a Committee to administer the Plan, which Committee shall consist of not less than two (2) disinterested directors, to the extent practical, as defined in Rule 16b- 3. Subject to the provisions of the Plan, the Committee or the Board shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. Notwithstanding anything in the Plan to the contrary any and all rights conferred upon the Committee shall also be conferred upon the Board."

         3. Section 7.1 of the Plan is hereby amended by deleting the phrase "held for more than six (6) months," from the second sentence of the paragraph.

         4. Section 9 of the Plan is hereby amended by deleting the existing paragraph in its entirety and replacing it with the following:

             "TRANSFERABILITY OF OPTIONS. An Option granted under the Plan shall be freely transferable by the recipient, as long as the recipient shall notify the Company prior to the transfer of such Option."

         5. Section 15 of the Plan is hereby amended by deleting the following sentence from said paragraph:

             "Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code, ERISA or Rule 16b-3."

         6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

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         7.  This Amendment No. 1 to the Plan shall be effective when approved by the Board. As approved by the Board of Directors of the Company on November 8, 1996.